Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR SPRING CREEK, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated December 9, 2011 (as may be amended, the “Purchase Agreement”), between WC/TP Spring Creek, LLC (“Seller”) and Assignor, for the purchase and sale of that certain real property located in Edmond, Oklahoma, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment , and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this March 9, 2012.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Ana Marie del Rio

Name:	Ana Marie del Rio

Title:	Vice President and Secretary

ASSIGNEE:

SIR SPRING CREEK, LLC a Delaware limited liability company

By:	Steadfast Income Advisor, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Ana Marie del Rio

	Name:	Ana Marie del Rio

	Title:	Secretary

Exhibit A

DESCRIPTION OF THE LAND

That certain real property described as:

A tract of land in the Southeast Quarter (SE/4) of the Southwest Quarter (SW/4) of Section Thirty–Six (36), Township Fourteen (14) North, Range Three (3) West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Southwest corner of the SE/4 of the SW/4 of said Section 36;

THENCE North 89°39'15" East, along the South line of said SE/4 of the SW/4, a distance of 164.42 feet to a point, said point being the POINT OF BEGINNING;

THENCE North 89°39'15" East, along the said south line of said SE/4 of the SW/4 a distance of 1150.94 feet to a point (being the Southeast corner of said SE/4 of the SW/4);

THENCE North 00°20'24" West a distance of 706.36 feet to a point, said point being in the South line of Lot 2, Block 4, BRENTWOOD ADDITION;

THENCE South 89°39'41" West a distance of 95.51 feet to a point, said point being the Southwest corner of said Lot 2, Block 4;

THENCE North 12°54'26" West a distance of 78.60 feet to a point, said point being the Southeast corner of Lot 16 Block 6, BRENTWOOD 3RD ADDITION;

THENCE North 87°26'08" West a distance of 135.77 feet to a point;

THENCE South 45°27'41" West a distance of 255.00 feet to a point;

THENCE South 56°36'48" West a distance of 125.12 feet to a point, said point being the Southeast corner of Lot 8, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 63°16'39" West a distance of 260.45 feet to a point;

THENCE South 00°08'02" West a distance of 51.59 feet to a point;

THENCE South 58°03'08" West a distance of 211.82 feet to a point;

THENCE North 58°19'11" West a distance of 211.82 feet to a point, said point being the Southwest corner of Lot 2, Block 5, BRENTWOOD 2ND ADDITION;

THENCE South 2°52'06" West a distance of 385.17 feet to a point, said point being the POINT OR PLACE OF BEGINNING.

EXHIBIT “F”